Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form F-4 (No. 333-280161) of our report dated April 15, 2024 relating to the consolidated financial statements of Mediagene Inc., as of and for the fiscal years ended February 28, 2023 and 2022, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Forvis Mazars Japan Audit LLC
Forvis Mazars Japan Audit LLC (formerly Mazars Audit LLC)

November 5, 2024
Tokyo, Japan